UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 10, 2006

Nabi Biopharmaceuticals

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-04829                                                     59-1212264

        (Commission File Number)                                (IRS Employer Identification No.)

5800 Park of Commerce Boulevard N.W., Boca Raton, FL 33487

(Address of Principal Executive Offices)(Zip Code)

(561) 989-5800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 10, 2006, Nabi Biopharmaceuticals (“Nabi” or the “Company”) entered into a Settlement Agreement with Third Point LLC (“Third Point”) and entered into an Agreement with JALAA Equities, LP (“JALAA”) and Jason Aryeh (the “JALAA Agreement”), relating to a potential consent solicitation from Nabi’s stockholders by Third Point (the “Solicitation”). The Settlement Agreement between Nabi and Third Point and the JALAA Agreement are referred to herein collectively as the “Settlement Agreements.”

Under the terms of the Settlement Agreement between Nabi and Third Point, Third Point agreed to terminate its potential consent solicitation to remove a majority of the Company’s board of directors (the “Board”) and to request that the Board fill any vacancies created thereby with nominees designated by Third Point. Also under the terms of the Settlement Agreement, Nabi has appointed two Third Point nominees, Jason Aryeh, founder and general partner of JALAA Equities, LP and Tim Lynch, president and CEO of NeuroStat Pharmaceuticals, Inc. (the “Third Point Nominees”), to the Board. The Settlement Agreement also provides that the Company will include the Third Point Nominees on its slate of director nominees at the Company’s 2007 annual meeting of stockholders (the “2007 Annual Meeting”) and that if any Third Point Nominee resigns from the Board prior to the Company’s annual meeting to be held in 2008, Third Point will have the right, with the consent of the Company (not to be unreasonably withheld or delayed), to designate a reasonably qualified successor to such Third Point Nominee (whereupon such successor shall be deemed a “Third Point Nominee” for all purposes under the Settlement Agreement between Nabi and Third Point).

Each of Third Point and JALAA also agreed that, until the 2007 Annual Meeting, neither they nor any of their affiliates will, directly or indirectly, solicit proxies or consents for the voting of any voting or other securities of Nabi or otherwise become a “participant,” directly or indirectly, in any “solicitation” of “proxies” or consents to vote, or become a “participant” in any “election contest” involving Nabi or Nabi’s securities (all terms used herein and defined in Regulation 14A under the Exchange Act of 1934, as amended (the “Exchange Act”) having the meanings assigned to them therein), (ii) seek to advise or influence any person with respect to the voting of any securities of Nabi, (iii) initiate, propose or otherwise “solicit” Nabi stockholders for the approval of shareholder proposals, (iv) otherwise communicate with Nabi’s stockholders or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act, (v) otherwise engage in any course of conduct with the purpose of causing stockholders of Nabi to vote contrary to the recommendation of the Board on any matter presented to Nabi’s stockholders for their vote or challenging the policies of Nabi or (vi) otherwise act, directly or indirectly, alone or in concert with others, to seek to control or influence the management, the Board, policies or affairs of Nabi, other than through the Third Point Nominees.

Each of Third Point and JALAA also agreed that, until the completion of the 2007 Annual Meeting, (i) at each meeting of Nabi’s stockholders held for the purpose of electing any member of the Board, it will, and will cause its affiliates to, cause all voting securities of Nabi beneficially owned by each of them to be present at such meeting for purposes of establishing a quorum and to be voted (x) for the nominees recommended by the Board (provided such nominees include the Third Point Nominees), (y) on all other proposals of the Board and any proposals by other stockholders of Nabi not covered by clause (z) below, as Third Point determines is appropriate, and (z) in accordance with the recommendation of the Board on any proposals of any other stockholder of Nabi who is also proposing one or more nominees for election as director in opposition to the nominees of the Board at any such meeting.

Under the Settlement Agreements Nabi agreed to establish a Strategic Action Committee (“SAC”) to continue its previously announced process of exploring strategic alternatives. The SAC will be composed of five (5) Board members, two of whom to be the Third Point Nominees and the remaining three to be other Board members, one of whom is to be designated by the current Board, and the other two to be designated by the Third Point Nominees. The initial members of the SAC will be Richard Harvey, the Board’s lead director, Peter Davis, Leslie Hudson, Ph.D. and Messrs. Aryeh and Lynch, the Third Point Nominees. The SAC will have the full power and authority of the Board, subject only to the limitations on that power and authority contained in Section 141(c) of the Delaware General Corporation Law, (i) to actively explore and consider for recommendation to the Board strategic alternatives for Nabi, including (A) asset acquisitions or sales, joint ventures, strategic alliances and licensing and development agreements, in each case involving the expenditure or receipt by Nabi of more than $10 million, (B) a recapitalization, and (C) the merger or sale of all or substantially all assets of Nabi (each of the transactions described in the foregoing clauses (A), (B) and (C) is referred to as a “Strategic Transaction”) and (ii) to review and consider for recommendation to the Board any clinical trial to be conducted by Nabi involving the net expenditure by the Company (after taking into consideration any reimbursement by a third party) of more than $10 million other than any clinical trial that is currently being conducted by Nabi or that Nabi is obligated to conduct under any agreement with a third party (each, a “Qualified Expenditure”). Under the Settlement Agreements, the full Board will have the sole power to approve any Strategic Transaction or Qualified Expenditure except that the Board will not approve any Strategic Transaction or Qualified Expenditure without the recommendation of a majority of the members of the SAC. At Third Point’s option and subject to confidentiality restrictions, Third Point will have the right, from time to time until dissolution of the SAC, to be updated in detail by the Third Point Nominees, the SAC and the SAC’s financial advisors as to any and all matters within the power and authority of the SAC.

Finally, Nabi agreed to pay or reimburse Third Point for out-of-pocket costs and expenses incurred by Third Point and its affiliates in connection with their efforts to induce Nabi to pursue strategic alternatives and in connection with the Solicitation up to an aggregate amount of $250,000, including without limitation legal fees and the fees of the proxy solicitor retained by Third Point and its affiliates.

The foregoing summary of the Settlement Agreements does not purport to be complete and is qualified in its entirety by reference to the Settlements Agreements.

Copies of the Settlement Agreement between Nabi and Third Point and the Agreement between Nabi and JALAA are filed as Exhibits 10.1 and 10.2 to this report, respectively, and are incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers ; Compensatory Arrangements of Certain Officers

Effective November 10, 2006, the Nominating and Governance Committee of the Board nominated and the Board has unanimously elected Jason Aryeh and Timothy Lynch to serve as Directors of the Company. Messrs. Aryeh and Lynch were elected to the Board under the terms of the Settlement Agreement between Nabi and Third Point described under Item 1.01 above and each will serve on the Strategic Action Committee of the Board.

Jason Aryeh is the founder and general partner of JALAA Equities, LP, a private hedge fund formed in 1996 with a focus on biotechnology and specialty pharmaceutical companies.

Timothy Lynch has been President and Chief Executive Officer of NeuroStat Pharmaceuticals, Inc., a start-up specialty pharmaceuticals company, since August 2006 when the company was incorporated. From October 2005 through July 2006, Mr. Lynch was a self-employed consultant and was focused on the formation of NeuroStat. From June 2005 through September 2005, Mr. Lynch was President and Chief Executive Officer of Vivo Therapeutics, Inc., a venture-backed specialty pharmaceuticals start-up. From October 2002 through June 2005, Mr. Lynch served as Chief Financial Officer of Tercica, Inc. From 1999 to June 2002, Mr. Lynch served as Chief Financial Officer of InterMune, Inc.

Item 9.01. Financial Statements and Exhibits

Exhibit number	Description

10.1	Settlement Agreement between Nabi Biopharmaceuticals and Third Point LLC, dated November 10, 2006

10.2	Agreement between Nabi Biopharmaceuticals and JALAA Equities LP, dated November 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABI BIOPHARMACEUTICALS

Date: November 15, 2006

By:  /s/    Jordan I. Siegel

        Name: Jordan I. Siegel

        Title: Senior Vice President, Finance and Chief

                  Financial Officer